EXHIBIT 10.26


                           ACKNOWLEDGEMENT AND OPTION
                                   AGREEMENT



         Whereas Dennis Corona, D.D.S., P.C. ("Corona PC") and Jay Walton, P.C. or a professional corporation owned by Jay Walton ("Walton PC") have entered into an Asset Purchase Agreement pursuant to which Corona PC has executed a promissory note in the amount of $525,000 in favor of Walton PC (the "Note")

         Whereas, in the event Dental Care Alliance, Inc. a Delaware corporation ("the Company"), consummates an initial public offering ("IPO"), then, pursuant to the Asset Purchase Agreement, Walton PC shall have the option, for six months, to elect to receive common stock (post-stock split), $.01 par value ("the Common Stock"), of the Company in satisfaction of a portion of the Note (the "Share Election"); and

         Whereas, in connection with the foregoing, Corona PC and the Company agree that Corona PC is to provide the Common Stock to be received by Walton PC pursuant to the Share Election, and that Corona PC shall have an option, as set forth below, to purchase such Common Stock from the Company for such period at the public offering price for shares of Common Stock in the IPO (the "IPO Price").

1. ACKNOWLEDGMENT. Corona PC acknowledges that it is responsible for providing the Common Stock to be delivered pursuant to the Asset Purchase Agreement, upon the election of Walton PC, in partial satisfaction of the Note.

2. GRANT OF OPTION. As of the 21st day of August, 1997, the Company hereby grants to Corona PC, a nonstatutory stock option (the "Option") to acquire that number of shares of Common Stock equal to $131,250 divided by the IPO price (the "Shares").

3. EXERCISE PRICE. The exercise price per share of the Shares subject to this Option shall be the IPO Price. The exercise price for the Shares subject to this Option shall be paid in cash.

4. TERM; CONDITIONS. This Option shall be exercisable in whole or in part immediately upon consummation by the Company of an IPO and for a period of six months thereafter. This Option shall not be exercisable if the Company does not consummate an IPO or if the Company does not previously receive a release from Walton PC of any responsibilities to provide shares of Common Stock to satisfy the Share Election.

5. TRANSFERABILITY. This Option is not transferable except to an assignee of Corona PC under the Asset Purchase Agreement.

6. TERMINATION OF OPTION. Any unexercised portion of this Option shall automatically and without notice terminate and become null and void.

7. SHARE CERTIFICATES. Upon each exercise of any Option, the company will cause one or more stock certificates evidencing Corona PC's ownership of Shares to be issued to Corona PC. The Company shall cause the following legend to be placed upon each stock certificate representing the Shares:

                  "The shares represented by this certificate have been acquired directly or indirectly from the Issuer or an affiliate of the Issuer without being registered under the Securities Act of 1933, as amended ("Act"), or the securities laws of any state or other jurisdictions, including the Florida Securities Act, and are restricted securities as that term is defined under Rule 144 promulgated under the Act. These shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of in any manner ("Transfer") unless they are registered under such Act and the securities laws of all applicable states and other jurisdictions or unless the request for Transfer is accompanied by a favorable opinion of counsel satisfactory to the Issuer, stating that such Transfer will not result in a violation of such laws."

8. LAW GOVERNING. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Delaware.

9. INTERPRETATION. Corona PC accepts this Option subject to all the terms and provisions of this Agreement. The undersigned Corona PC hereby accepts as binding, conclusive and final all decisions or interpretations of the Company upon any questions arising under this Agreement.

10. NOTICES. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company's Secretary at 1343 Main Street, 7th Floor, Sarasota, Florida 34236, or if the Company should move its principal office, and, in the case of Corona PC, to Corona PC's last permanent address as shown on the Company's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

                                   COMPANY:

                                   DENTAL CARE ALLIANCE, INC.

                                   By: /s/ [ILLEGIBLE]
                                       -----------------------------------------


                                   CORONA PC:

                                   DENNIS CORONA D.D.S., P.C.

                                   By: /s/ [ILLEGIBLE]
                                       -----------------------------------------